UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017

NPQ Holdings Limited

(Exact name of Registrant as specified in its charter)

NEVADA	333-212517	36-4820200
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

190 Toa Payoh Lorong 6 #02-514

Singapore 310190

(Address of principal executive offices, zip code)

Tel: +65 6681 6667

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of August 10, 2017, Mr. Liew Wan Kong Gordon resigned from the positions with the Company, including that of Chief Financial Officer of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Liew Wan Kong Gordon has been the Chief Financial Officer of the Company since December 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPQ Holdings Limited

Date: August 10, 2017	By:	/s/ Liew Wan Kong Gordon
Liew Wan Kong Gordon
Chief Financial Officer